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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-119120

PROSPECTUS SUPPLEMENT Issued December 6, 2004
(To Prospectus Dated September 28, 2004)

$40,000,000

THE UNION LIGHT, HEAT AND
POWER COMPANY

5.00% Debentures due 2014

We are offering $40,000,000 aggregate principal amount of 5.00% debentures due 2014. The debentures will mature on December 15, 2014. We will pay interest on the debentures on June 15 and December 15 of each year, beginning on June 15, 2005.

The debentures will be unsecured and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. We may redeem some or all of the debentures at any time by paying the greater of the principal amount of the debentures and the applicable "make whole" amount plus, in each case, accrued interest. See "Description of the Debentures—Optional Redemption" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Debenture	Total
Public offering price	99.052%	$39,620,800
Underwriting discounts and commissions	0.650%	$ 260,000
Proceeds to us before expenses	98.402%	$39,360,800

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the debentures will accrue from December 9, 2004.

The underwriter is offering the debentures as set forth in the "Underwriting" section below. Delivery of the debentures will be made through the book-entry facilities of The Depository Trust Company on or about December 9, 2004.

SOLE BOOK-RUNNER

KEYBANC CAPITAL MARKETS

December 6, 2004

Prospectus Supplement
About this Prospectus Supplement	S-3
Incorporation of Certain Documents by Reference	S-3
Disclosure About Forward-Looking Statements	S-4
Summary	S-5
Selected Financial Information	S-7
Use of Proceeds	S-8
Certain Terms of the Debentures	S-8
Underwriting	S-11
Legal Matters	S-11
Prospectus
About this Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	1
The Company	2
Use of Proceeds	2
Ratio of Earnings to Fixed Charges	3
Description of the Unsecured Debt Securities	3
Plan of Distribution	12
Legal Matters	13
Experts	14

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering pursuant to this prospectus supplement. The accompanying prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriter have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the underwriter is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        To understand the terms of the Debentures offered by this prospectus supplement and the accompanying prospectus, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to in "Where You Can Find More Information" on pages 2-3 of the accompanying prospectus for information about us and our financial statements.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "ULH&P," "the Company," "we," "us" and "our" or similar terms are to The Union Light, Heat & Power Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. In addition to the information incorporated by reference as described in "Where You Can Find More Information" on pages 2-3 of the accompanying prospectus, we incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debentures:

  •
  Annual Report on the Form 10-K for the year ended December 31, 2003 and

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004

        You may request a copy of these filings at no cost, by writing or telephoning the office of Wendy L. Aumiller, Treasurer, The Union Light Heat & Power Company, 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 421-9500.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They represent our intentions, plans, expectations, assumptions and beliefs about future events. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ are often presented with forward-looking statements. In addition, other factors could cause actual results to differ materially from those indicated in any forward-looking statement. These include:

  •
  Factors affecting operations, such as:

  •
  unusual weather conditions;

  •
  unscheduled generation outages;

  •
  unusual maintenance or repairs;

  •
  unanticipated changes in costs;

  •
  environmental incidents, including costs of compliance with existing and future environmental requirements; and

  •
  electric transmission or gas pipeline system constraints.

  •
  Legislative and regulatory initiatives.

  •
  Additional competition in electric or gas markets and continued industry consolidation.

  •
  Financial or regulatory accounting principles.

  •
  Political, legal and economic conditions and developments in the countries in which we have a presence.

  •
  Changing market conditions and other factors related to physical energy and financial trading activities.

  •
  The performance of projects undertaken and the success of efforts to invest in and develop new opportunities.

  •
  Availability of, or cost of, capital.

  •
  Employee workforce factors.

  •
  Delays and other obstacles associated with mergers, acquisitions and investments in joint ventures.

  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims.

        These and other factors are discussed in our reports filed with the Commission. We are not required to revise or update forward-looking statements (whether as a result of changes in actual results, changes in assumptions or other factors affecting the statements). Our forward-looking statements reflect our best beliefs as of the time they are made and may not be updated for subsequent developments.

SUMMARY

        This prospectus supplement contains the terms of this offering of Debentures. The prospectus supplement may add, update or change information in the accompanying prospectus. To the extent they are inconsistent, the information in this prospectus supplement will supersede the information in the accompanying prospectus.

The Issuer

        The following information is furnished solely to provide limited introductory information about The Union Light Heat and Power Company and does not purport to be comprehensive. The data are qualified in their entirety by reference to detailed information and financial statements appearing in the documents incorporated herein by reference and, therefore, should be read together.

        The Company, a Kentucky corporation, is an electric and gas utility. We are primarily engaged in the transmission, distribution, and sale of electric energy and the sale and transportation of natural gas in northern Kentucky. The area we serve covers approximately 500 square miles, has an estimated population of 345,000 people, and includes the cities of Covington, Florence and Newport in Kentucky.

        The Company is a wholly-owned subsidiary of The Cincinnati Gas & Electric Company, an exempt holding company under the Public Utility Holding Company Act of 1935. The Cincinnati Gas & Electric Company is a wholly-owned subsidiary of Cinergy Corp., a registered holding company under the Public Utility Holding Company Act of 1935.

        Our principal executive offices are located at 139 East Fourth Street, Cincinnati, OH 45202. Our telephone number us (513) 421-9500

Recent Developments

  Transfer of Generating Assets

        In July 2003, we filed an application with the Kentucky Public Service Commission ("KPSC") requesting a certificate of public convenience and necessity to acquire The Cincinnati Gas & Electric Company's 68.9 percent ownership interest in the East Bend Generating Station, located in Boone County, Kentucky, the Woodsdale Generating Station, located in Butler County, Ohio, and one generating unit at the four-unit Miami Fort Station located in Hamilton County, Ohio together with certain associated fuel supply contracts. In December 2003, the KPSC issued an interim order approving this application. The transfer, which will be paid for at net book value, will not affect current electric rates for our customers, as power will be provided under the same terms as under the current wholesale power contract between The Cincinnati Gas & Electric Company and us through at least December 31, 2006. However, we do intend to file a rate case following the completion of the transfer of assets with the KPSC in accordance with its December 2003 findings and order. This rate case is scheduled to be effective on January 1, 2007. In September 2004, we sought regulatory approval from the Federal Energy Regulatory Commission and the SEC for aspects of this transaction. At this time, we are unable to predict the outcome of this matter.

        At the point where all needed approvals and permits have been received, ULH&P will finalize a capital structure. The intention of ULH&P during this process will be to maintain its current credit ratings. The relevant parameters from the credit rating agencies will be a part in the recapitalization decision for ULH&P at the time of the transfer.

The Offering

Issuer	The Union Light, Heat and Power Company
Securities Offered	$40,000,000 aggregate principal amount of 5.00% Debentures due 2014 (the "Debentures")
Maturity Date	The Debentures will mature on December 15, 2014.
Interest Rate	5.00%
Interest Payment Dates	Each June 15 and December 15, commencing June 15, 2005
Record Dates	1 business day before relevant interest payment date
Optional Redemption
We will have the right to redeem the Debentures, in whole or from time to time in part, at our option on not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the Debentures being redeemed plus accrued and unpaid interest thereon to the redemption date, and (ii) a make-whole amount, if any, as more fully described in "Certain Terms of the Debentures—Optional Redemption by ULH&P" on page S-9 of this prospectus supplement.
Ranking	The Debentures will be senior unsecured indebtedness of the Company and will rank equally with all of our other senior unsecured indebtedness.
Listing	We do not plan to list the Debentures on any securities exchange or to include them in any automated quotation system.
Further Issues
We may from time to time, without notice to or the consent of the registered holders of the Debentures, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the Debentures in all respects. In addition, we may from time to time, without notice to or the consent of the registered holders of the Debentures, create and issue secured debt securities pursuant to a first mortgage trust indenture which would have priority over unsecured debt with respect to the assets secured by the first mortgage trust indenture.
Use of Proceeds
We estimate that we will receive net proceeds from this offering, after deducting expenses and underwriting discount, of approximately $39,210,800 million, which we intend to use to repay outstanding short term indebtedness and for other corporate purposes. For additional information on the Debentures see, "Certain Terms of the Debentures".
Trustee	Deutsche Bank Trust Company Americas

SELECTED FINANCIAL INFORMATION

        The following tables shows selected financial information of ULH&P. This information is derived from our historical results. See "Incorporation of Certain Documents by Reference" on S-3 of this prospectus supplement. All dollar amounts are in thousands.

Selected Income Information

	Nine Months Ended
			12 Months Ended December 31,
	Sept. 30, 2004	Sept. 30, 2003
			2003	2002	2001
	(Thousands, except ratios)
Operating Revenues	$261,941	$245,231	$332,153	$308,562	$340,293
Operating Income	$24,143	$19,789	$31,376	$29,771	$55,697
Interest Charges	$3,760	$4,520	$6,127	$5,938	$6,313
Net Income	$13,279	$11,477	$19,029	$12,150	$35,924
Ratio of Earnings to Fixed Charges	5.79	4.52	5.06	4.45	7.38

Capitalization

	Outstanding as of September 30, 2004
	Amount	% of Capitalization
	(thousands)
Total debt	$98,917	32.8%
Common stock equity	202,635	67.2%

Total Capitalization	$301,552	100.0%

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering, after deducting expenses and underwriting discount, of approximately $39.2 million, which we intend to use to repay outstanding short-term indebtedness and for other corporate purposes. The short-term debt consists of borrowings at variable interest rates.

CERTAIN TERMS OF THE DEBENTURES

        The following description of the particular terms of the Debentures supplements the description of the general terms and provisions of the Debentures set forth in the accompanying prospectus under the caption "Description of Unsecured Debt Securities." The following is only a summary of certain provisions of the Indenture and, therefore, is not complete. You should read the Indenture in its entirety for provisions that may be important to you.

General

        We are issuing $40,000,000 of Debentures which will mature on December 15, 2014. The Debentures will be issued under an Indenture dated as of December 1, 2004 between ULH&P and Deutsche Bank Trust Company Americas, as Trustee. The Debentures will be designated as specified on the cover of this prospectus supplement.

        The Debentures will be issued only in fully registered form in denominations of $1,000 and integral multiples of $1,000.

Interest

        We will pay interest at an annual rate of 5.00% on the Debentures on June 15 and December 15 of each year commencing June 15, 2005. Interest will accrue from December 9, 2004.

        The amount of interest payable for any period will be computed based on a 360-day year of twelve 30-day months. Interest will be paid to holders of record on the business day immediately preceding the interest payment date.

        If any interest payment date is not a business day, then interest payable on that date will be paid on the next business day. No additional interest or other payment will be paid due to the delay.

Ranking

        The Debentures will be unsecured and will rank equally with all of our unsecured and unsubordinated debt and other obligations from time to time outstanding.

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the Debentures, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the Debentures in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities). Any additional debt securities having such similar terms, together with the Debentures, will constitute a single series of debt securities under the Indenture. In addition, we may from time to time, without notice to or the consent of the registered holders of the Debentures, create and issue secured debt securities pursuant to a first mortgage trust indenture which would have priority over unsecured debt with respect to the assets secured by the first mortgage trust indenture.

Optional Redemption by ULH&P

        Subject to the terms of the Indenture, we will have the right to redeem the Debentures, in whole or from time to time in part, until maturity (such redemption, a "Make-Whole Redemption," and the date thereof, the "Redemption Date"), at a redemption price equal to the sum of (i) the principal amount of the Debentures being redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Debentures being redeemed.

        "Make-Whole Amount" means the excess, if any, of (i) the sum, as determined by a Quotation Agent, of the present value of the principal amount of the Debentures to be redeemed, together with scheduled payments of interest thereon from the Redemption Date to December 15, 2014 (not including any portion of such payments of interest accrued as of the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate over (ii) 100% of the principal amount on the Redemption Date of the Debentures to be redeemed.

        "Adjusted Treasury Rate" means, with respect to any Redemption Date for a Make-Whole Redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, calculated on the third business day preceding the Redemption Date, plus in each case .25% (25 basis points).

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

        "Comparable Treasury Price" means, with respect to any Redemption Date for a Make-Whole Redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release designated "H.15" (or any successor release) published by the Board of Governors of the Federal Reserve System or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for a Make-Whole Redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

        Notice of any redemption will be mailed by us at least 30 days but not more than 60 days before any Redemption Date to each holder of Debentures to be redeemed. If less than all the Debentures are to be redeemed at our option, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debentures of such series to be redeemed in whole or in part.

        Unless we default in payment of the Redemption Price, on and after any Redemption Date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

        The Debentures will not be redeemable at the option of any holder prior to maturity and will not be subject to any sinking fund.

Global Securities

        We will issue the Debentures in book-entry only form, which means that they will be represented by one permanent global certificate registered in the name of The Depository Trust Company,
New York, New York ("DTC"), or its nominee.

        DTC will keep a computerized record of its participants (for example, your broker) whose clients purchased the Debentures. The participant will then keep a record of its clients who purchased the Debentures. The global certificate representing the Debentures may not be transferred, except that DTC, its nominees and their successors may transfer the entire global certificate to one another.

        By using book-entry only form, we will not issue certificates to individual holders of the Debentures or register the ownership interests in the Debentures of individual holders. Beneficial interests in the global certificate will be shown on, and transfers of interests in the global certificate will be made only through, records maintained by DTC and its participants.

        DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. Direct Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant ("Indirect Participants" and, together with Direct Participants, "Participants"). DTC may hold securities beneficially owned by other persons only through its Participants and such other persons' ownership interests and transfer of ownership interests will be recorded only on the records of Participants, and not on the records maintained by DTC.

        We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global certificate for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the Debentures to owners of beneficial interests in the global certificate.

        It is DTC's current practice, upon receipt of any payment of principal and interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global certificate as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with Debentures on a record date by using an omnibus proxy. Payments by Participants to owners of beneficial interests in the global certificate, and voting by Participants, will be governed by the customary practices between the Participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the Participants and not of DTC, the Trustee or PSI.

        A further description of DTC's procedures with respect to the Debentures is set forth under "Description of the Unsecured Debt Securities—Global Securities" in the accompanying prospectus.

Defeasance

        The Debentures will be subject to defeasance and covenant defeasance as provided under the caption "Description of the Unsecured Debt Securities—Defeasance and Covenant Defeasance" in the accompanying prospectus.

UNDERWRITING

        We and the underwriter for the offering have entered into an underwriting agreement with respect to the Debentures dated December 6, 2004. Subject to certain conditions, the underwriter has agreed to purchase the full principal amount of the Debentures.

        The underwriter is committed to take and pay for all of the Debentures being offered, if any are taken.

        Debentures sold by the underwriter to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any Debentures sold by the underwriter to securities dealers may be sold at a concession from the initial public offering price of up to 0.40% of the principal amount of the Debentures. If all the Debentures are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

        The Debentures are a new issue of securities with no established trading market. We have been advised by the underwriter that the underwriter intends to make a market in the Debentures but it is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debentures.

        In connection with the offering, the underwriter may purchase and sell Debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of Debentures than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.

        These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the Debentures. As a result, the price of the Debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The Debentures are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $150,000.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

        The validity of the debt securities will be passed upon for us by Thompson Hine LLP, Cincinnati, Ohio. Davis Polk & Wardwell will pass upon certain matters for underwriters, dealers and agents. Davis Polk & Wardwell has acted as counsel in some matters for us and some of our affiliates.

PROSPECTUS

The Union Light, Heat and Power Company

By this prospectus, we offer up to
$75,000,000
of
Unsecured Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

        In this prospectus, unless the context indicates otherwise, the terms "ULH&P," "Union Light," "the Company," "we," "our," "ours" and "us" refer to The Union Light, Heat and Power Company.

        We sometimes refer to our unsecured debt securities as the securities. For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also read our filings over the Internet at the SEC's home page at http: //www.sec.gov.

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to Union Light and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all the offered securities to which this prospectus relates or the offering is otherwise terminated:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2003; and

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

        You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning the office of Wendy L. Aumiller, Treasurer, The Union Light, Heat and Power Company, 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 287-2368.

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplements. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

THE COMPANY

        We are an electric and gas public utility company incorporated in Kentucky. We are primarily engaged in the transmission, distribution, and sale of electric energy and the sale and transportation of natural gas in northern Kentucky. The area we serve with electricity, gas, or both covers approximately 500 square miles, has an estimated population of 345,000 people, and includes the cities of Covington, Florence and Newport in Kentucky.

        We are a wholly-owned subsidiary of The Cincinnati Gas & Electric Company, an exempt holding company under the Public Utility Holding Company Act of 1935. The Cincinnati Gas & Electric Company is a wholly-owned subsidiary of Cinergy Corp., a registered holding company under the Public Utility Holding Company Act of 1935.

        Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 421-9500.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including the repayment of outstanding indebtedness and for the funding of capital expenditures related to construction projects.

RATIO OF EARNINGS TO FIXED CHARGES

        Listed below is the ratio of earnings to fixed charges for the six months ended June 30, 2004 and for each year in the five-year period ended December 31, 2003.

		Year Ended December 31,
	Six Months Ended June 30, 2004
		2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	6.89	5.06	4.45	7.38	5.80	3.92

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of:

  •
  interest expense;

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within rental expense.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

        We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, to be executed by us and Deutsche Bank Trust Company Americas, as debenture trustee. When we offer to sell any unsecured debt securities, we will provide information about these unsecured debt securities in a prospectus supplement.

        We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

  •
  the title of the unsecured debt securities;

  •
  any limit on the aggregate principal amount of the unsecured debt securities;

  •
  the date or dates on which the principal of any of the unsecured debt securities will be payable;

  •
  the rate or rates at which any of the unsecured debt securities will bear interest, if any;

  •
  the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

  •
  the right, if any, to extend interest payment periods and the duration of any extension;

  •
  any redemption, repayment or sinking fund provisions;

  •
  the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

  •
  the denominations in which the unsecured debt securities will be issuable;

  •
  the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

  •
  any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

  •
  any addition to or change in the covenants in the Debenture Indenture;

  •
  whether such unsecured debt securities are convertible into other securities and the terms thereof;

  •
  the applicability of or any change in the subordination provisions of the Debenture Indenture for a series of unsecured debt securities; and

  •
  any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

        The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        In this prospectus, we use the term "senior debt" to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

  (a)
  all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;

  (b)
  all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

  (c)
  all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

unless the instrument creating, evidencing, or assuming or guaranteeing any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

        The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

        The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

        The unsecured debt securities may be presented for exchange or registration of transfer in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any taxes or other governmental charges associated with these services.

Global Securities

        We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a "global security") that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

  •
  the depositary may transfer the whole global security to a nominee;

  •
  the depositary's nominee may transfer the whole global security to the depositary;

  •
  the depositary's nominee may transfer the whole global security to another nominee of the depositary; and

  •
  the depositary (or its nominee) may transfer the whole global security to its (or its nominee's) successor.

        A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

  •
  the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

  •
  an event of default has occurred and is continuing with respect to the global security; or

  •
  circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

        We will describe the specific terms of the depositary arrangements with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

        Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security ("participants") or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

        Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of such securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary (or its nominee) is the record owner of a global security, it (or its nominee) will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through such participants to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

        Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

        We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of each participant.

Withdrawal of Depositary

        If the depositary for any unsecured debt securities represented by a global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and a successor depositary is not appointed within 90 days, unsecured debt securities in definitive form will be issued in exchange for the relevant global security. In addition, we may at any time and in our sole discretion determine not to have any of the unsecured debt securities of a series represented by one or more global securities and, in such event, unsecured debt securities of the series in definitive form will be issued in exchange for all of the global security or global securities representing the unsecured debt securities. Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the debenture trustee. We expect that the instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Payment and Paying Agents

        Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

        Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other entity, sell or convey all or substantially all of our assets to any person or entity or otherwise engage in restructuring transactions, provided that the successor entity assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

        Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee, or the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series, as provided in the Debenture Indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided in a supplemental indenture under which the debt securities are issued.

        If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series by notice as provided in the Debenture Indenture may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

        No holder of an unsecured debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

          (a)   the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

          (b)   the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

          (c)   the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after receipt by the debenture trustee of the initial notice, written request and offer of indemnity. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

        We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

        Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; provided, however, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest on, any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  affect the applicability of the subordination provisions to any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture;

  •
  reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or

  •
  modify the provisions relating to modification and waiver.

        The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

        Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such other shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

        Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge.

        If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Defeasance of Certain Covenants.

        If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in any applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

        Union Light and the debenture trustee, and any agent of Union Light or the debenture trustee, may treat the person in whose name an unsecured debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

        Deutsche Bank Trust Company Americas will be the debenture trustee under the Debenture Indenture. Deutsche Bank also acts as the trustee for certain debt securities of one of our affiliates. Deutsche Bank makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

PLAN OF DISTRIBUTION

        We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  •
  the terms of the offering of the securities;

  •
  the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which we may list the securities.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price;

  •
  prices that may be changed;

  •
  market prices at the time of sale;

  •
  prices related to prevailing market prices; and

  •
  negotiated prices.

        We will describe the method of distribution in the relevant prospectus supplement.

        If we use underwriters with respect to an issuance of securities, we will set forth in the relevant prospectus supplement:

  •
  the name of the managing underwriter, if any;

  •
  the name of any other underwriters; and

  •
  any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

        The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

  •
  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  •
  subject the obligations of the underwriters to certain conditions precedent; and

  •
  obligate the underwriters to purchase all securities offered in a particular offering if any securities are purchased.

        In connection with an offering of securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:

  •
  overallot in connection with the offering, creating a syndicate short position;

  •
  bid for, and purchase, securities in the open market to cover syndicate short positions;

  •
  bid for, and purchase, securities in the open market to stabilize the price of the securities; and

  •
  reclaim selling concessions allowed for distributing the securities in the offering if the syndicate repurchases previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise.

        Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

        If we use a dealer in an offering of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

        If we use an agent in an offering of securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

        Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

        We may solicit offers to purchase securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to those sales. We will describe the terms of any such offer in the relevant prospectus supplement.

        If we authorize underwriters or other agents to solicit offers to purchase securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under these contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of these purchasers to any conditions except that:

  •
  we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

  •
  if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

        We will set forth in the relevant prospectus supplement the anticipated delivery date of securities and the prospectus delivery obligations of dealers.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Thompson Hine LLP, Cincinnati, Ohio. Certain legal matters with respect to this offering will be passed upon for the underwriters, if any, by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell has acted as counsel in certain matters for us and some of our affiliates.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's annual report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 143 in 2003), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$40,000,000

THE UNION LIGHT, HEAT AND
POWER COMPANY

5.00% Debentures Due 2014

PROSPECTUS SUPPLEMENT
DECEMBER 6, 2004

SOLE BOOK-RUNNER

KEYBANC CAPITAL MARKETS

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ABOUT THIS PROSPECTUS SUPPLEMENT
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS
SUMMARY
The Issuer
Recent Developments
The Offering
SELECTED FINANCIAL INFORMATION
USE OF PROCEEDS
CERTAIN TERMS OF THE DEBENTURES
UNDERWRITING
LEGAL MATTERS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS